UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-05021250
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

105 Baishi Road
Jiuzhou West Avenue
Zhuhai 519070
People’s Republic of China	N/A
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-138603

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.001 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

________________NONE______________
(Title of class)

FORM 8-A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information required in response to this Item 1 is contained in the Registration Statement on Form S-1 (File. No. 333-138603) (the “Registration Statement”) of China Architectural Engineering, Inc. (the “Registrant”), originally filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2006, as amended from time to time, under the caption, “Description of Securities,” and is incorporated herein by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 20, 2004).
3.2	Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 20, 2004).
3.3	Certificate of Ownership and Merger (incorporated by reference from Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA ARCHITECTURAL ENGINEERING, INC.

Date: September 27, 2007
By: /s/ Luo Ken Yi_____________
	Name:	Luo Ken Yi
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 20, 2004).
3.2	Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 20, 2004).
3.3	Certificate of Ownership and Merger (incorporated by reference from Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).